Exhibit 10.3

LIPOCINE INC.

2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) and this Restricted Stock Award Agreement (“Agreement”), Lipocine Inc. (the “Company”) has awarded you (“Optionee”) the right to acquire shares of Stock from the Company pursuant to Section 6 of the Company’s 2011 Equity Incentive Plan (the “Plan”), for the number of shares indicated in the Grant Notice (collectively, the “Award”). The Award is granted in exchange for past services rendered, and future services to be rendered, by you to the Company. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1. ACQUISITION OF SHARES. By signing the Grant Notice, you hereby agree to acquire from the Company, and the Company hereby agrees to issue to you, the aggregate number of shares of Common Stock specified in the Grant Notice for the consideration set forth in Section 3 and subject to all of the terms and conditions of the Award and the Plan. You may not acquire less than the aggregate number of shares specified in the Grant Notice.

2. CLOSING. Your acquisition of the shares shall be consummated as follows:

(a) You will acquire beneficial ownership of the shares by delivering the Grant Notice, executed by you in the manner required by the Company, to the Corporate Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the date that you have executed the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) (the “Closing Date”) along with any consideration required to be delivered by you by law on the Closing Date and such additional documents as the Company may then require.

(b) The shares issued under your Award shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as Attachment IV. You agree to execute two (2) Assignment Separate From Certificate forms (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and deliver the same for use by the escrow agent pursuant to the terms of the Joint Escrow Instructions.

3. CONSIDERATION. Unless otherwise required by law, the shares of Common Stock to be delivered to you on the Closing Date shall be deemed paid, in whole or in part, in exchange for past services rendered, and future services to be rendered, to the Company in the amounts and to the extent required by law.

4. VESTING. The shares will vest as provided in the Vesting Schedule set forth in the Grant Notice, provided that vesting shall cease upon the termination of your Continuous Service.

5. RIGHT OF REACQUISITION.

(a) To the extent provided in the Company’s bylaws, as amended from time to time, the Company shall have the right to reacquire all or any part of the shares received pursuant to your Award (a “Reacquisition Right”).

(b) To the extent a Reacquisition Right is not provided in the Company’s bylaws, as amended from time to time, the Company shall have a Reacquisition Right as to the shares you received pursuant to your Award that have not as yet vested in accordance with the Vesting Schedule on the Grant Notice (“Unvested Shares”) on the following terms and conditions:

(i) The Company, shall simultaneously with termination of your Service automatically reacquire for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Holder as defined below) within ninety (90) days after the termination of your Service, and the Escrow Holder may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, the Escrow Holder shall transfer to the Company the number of shares the Company is reacquiring.

(ii) The Company shall have the right to reacquire Unvested Shares for no monetary consideration (that is, for $0.00).

(iii) If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Award shall be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

6. CAPITALIZATION ADJUSTMENTS. The number of shares of Common Stock subject to your Award and referenced in the Grant Notice may be adjusted from time to time for changes in capitalization pursuant to Section 4.2 of the Plan.

7. CERTAIN CORPORATE TRANSACTIONS. In the event of a Change in Control as defined in the Plan, the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor’s parent corporation), if any, in connection with such transaction. To the extent the Reacquisition Right remains in effect following such transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the transaction, but only to the extent the Common Stock was at the time covered by such right.

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8. SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

9. LOCK-UP AGREEMENT. By acquiring shares of Common Stock under your Award, you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar or successor regulatory rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section 9 shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provision hereof as though they were a party hereto.

10. RIGHT OF FIRST REFUSAL.

(a) Grant of Right of First Refusal. Except as provided in Section 10(g) below, in the event you, your legal representative, or other holder of shares acquired upon grant of the Award proposes to sell, exchange, transfer, pledge, or otherwise dispose of any shares acquired pursuant to the Award (the “Transfer Shares”) to any person or entity, including, without limitation, any shareholder of an Affiliate, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 10 (the “Right of First Refusal”).

(b) Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, you shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If you propose to transfer any Transfer Shares to more than one Proposed Transferee, you shall provide a separate Transfer Notice for the proposed

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transfer to each Proposed Transferee. The Transfer Notice shall be signed by both you and the Proposed Transferee and must constitute a binding commitment of you and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

(c) Bona Fide Transfer. If the Company determines that the information provided by you in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give you written notice of your failure to comply with the procedure described in this Section 10, and you shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 10. You shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

(d) Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and you otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to you of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by you or issued by a person other than you with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and you shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of yours to any Affiliate shall be treated as payment to you in cash to the extent of the unpaid principal and any accrued interest canceled.

(e) Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Optionee otherwise agree) within the period specified in Section 10(d) above, you may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from you and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance by you with the procedure described in this Section 10.

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(f) Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Award Agreement, including this Section 10 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired pursuant to the Award shall be void unless the provisions of this Section 10 are met.

(g) Transfers Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired pursuant to the Award if such transfer or exchange is in connection with a Corporate Transaction. If the consideration received pursuant to such transfer or exchange consists of stock of an Affiliate, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 10(i) below result in a termination of the Right of First Refusal.

(h) Assignment of Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

(i) Early Termination of Right of First Refusal. The other provisions of this Award Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Change in Control, unless the surviving, continuing, successor, or purchasing corporation or, other business entity or parent thereof, as the case may be (the “Acquiring Corporation”) assumes the Company’s rights and obligations under the Award or substitutes a substantially equivalent award for the Acquiring Corporation’s stock for the Award, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

11. EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to the Grant Notice is also deemed to be your execution of the Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

12. RIGHTS AS STOCKHOLDER. Subject to the provisions of this Agreement, you shall have all rights and privileges of a stockholder of the Company with respect to the Unvested Shares. You shall be deemed to be the holder of such shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares are Unvested Shares.

13. NON-TRANSFERABILITY OF THE AWARD. Your Award (except for vested shares of Common Stock issued pursuant thereto) is not transferable except by will or by the laws of descent and distribution. In the event of the termination of your Service prior to the Closing Date, the closing contemplated in this Agreement shall not occur.

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14. RESTRICTIVE LEGENDS. The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, as determined by the Company.

15. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, or employees to continue any relationship that you might have as an Employee or Consultant of the Company or an Affiliate.

16. WITHHOLDING OBLIGATIONS. At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, or otherwise agree to make adequate provision in cash for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with your Award (the “Withholding Taxes”). The Company retains the discretion to withhold a portion of the shares with a Fair Market Value equal to the amount of such Withholding Taxes; provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to instruct its transfer agent to release shares under the Award from restricted book entry form, and you agree that you shall in such case have no right to receive such shares.

17. TAX CONSEQUENCES. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the shares of Common Stock as of the date any restrictions on the shares lapse (that is, as of the date on which part or all of the shares vest). In this context, “restriction” includes the right of the Company to reacquire the shares pursuant to its Reacquisition Right. You understand that you may elect to be taxed on the fair market value of the shares at the time the shares are acquired rather than when and as the Company’s Reacquisition Right expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date you acquire the shares pursuant to your Award. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THE FILING ON YOUR BEHALF. You further acknowledge that you are aware that should you file an election under Section 83(b) of the Code and then subsequently forfeit the shares, you will not be able to report as a loss the value of any shares forfeited and will not get a refund of any of the tax paid.

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18. NOTICES. Any notice or request required or permitted hereunder shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notice delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

19. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

20. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

22. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company.

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23. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.

24. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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This Restricted Stock Award Agreement shall be deemed to be signed by the Company and the Optionee upon the signing by the Optionee of the Restricted Stock Award Grant Notice to which it is attached.

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LIPOCINE INC.

RESTRICTED STOCK AWARD GRANT NOTICE

(2011 EQUITY INCENTIVE PLAN)

Lipocine Inc. (the “Company”), pursuant to Section 6 of the Company’s 2011 Equity Incentive Plan (the “Plan”), hereby awards to Optionee the right to acquire that number of shares of the Company’s Common Stock set forth below (the “Award”). This Award shall be evidenced by a Restricted Stock Award Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.

Optionee:

Date of Grant:

Initial Vesting Date:

Number of Shares Subject to Award:

Payment for Common Stock:	Optionee’s services to the Company

Vesting Schedule:

Additional Terms/Acknowledgements: Optionee acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Award Agreement, and the Plan. Optionee further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception of Stock Awards previously granted and delivered to Optionee under the Plan or the Company’s 2000 Stock Option Plan.

LIPOCINE INC.	OPTIONEE

By:

	Signature		Signature
Title:		Date:

Date:

ATTACHMENTS:    Award Agreement, 2011 Equity Incentive Plan, Joint Escrow Instructions, Assignment Separate From Certificate